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                                                                    EXHIBIT 99.2
                                                                           Proxy

              Cambridge Technology Partners (Massachusetts), Inc.
                             Eight Cambridge Center
                              Cambridge, MA  02142

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              SPECIAL MEETING OF STOCKHOLDERS ON JULY 10, 2001

     I or we authorize John J. Gavin Jr. and Joseph A. LaSala, Jr. and any one or both of them, as proxies, to vote all stock of mine or ours in Cambridge Technology Partners (Massachusetts), Inc. on any matters that come before the Special Meeting of Stockholders of Cambridge Technology Partners (Massachusetts), Inc., or any adjournments or postponements of the meeting, to be held on July 10, 2001, or at a later time if the Special Meeting is adjourned or postponed. Each proxy may substitute another to act for him. The proposal set forth below is described in the proxy statement-prospectus.

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          The Board of Directors recommends a vote FOR the proposal.
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To adopt the Agreement and Plan of Reorganization, as amended, dated as of   For    Against   Abstain
March 12, 2001 among Novell, Inc., Ceres Neptune Acquisition Corp. and       [ ]      [ ]       [ ]
Cambridge Technology Partners (Massachusetts), Inc., as the same may be amended from time to time, and to approve all transactions contemplated thereby.

To transact such other related matters as may properly come before the special meeting or any adjournments or postponements thereof.

The proxies will vote:
(1)  as you specified on this card;
(2)  as the Board of Directors recommends where no choice is specified; and
(3)  as the proxies decide on any other matter.
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YOUR VOTE IS IMPORTANT - PLEASE VOTE TODAY.               Date ___________________________________________, 2001

                                                          _____________________________________________________
                                                          Signature

                                                          _____________________________________________________
                                                          Signature if held jointly
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                                                          Please sign exactly as name(s) appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
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                      VOTE BY INTERNET, TELEPHONE OR MAIL
                         24 Hours a Day, 7 Days a Week
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Internet and telephone voting are available through 4PM Eastern Time the business day prior to annual meeting day.


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you've marked, signed and returned your proxy card.

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          Internet                                      Telephone                                    Mail
http://www.proxyvoting.com/ctp                       1-800-840-1208
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Use the Internet to vote your                Use any touch-tone telephone to                  Mark, sign and date
proxy. Have your proxy card in               vote your proxy. Have your proxy                  your proxy card
hand when you access the web           OR    card in hand when you call. You will    OR              and
site. You will be prompted to enter          be prompted to enter your control                 return it in the
your control number, located in              number, located in the box below,               enclosed postage-paid
the box below, to create and                 and then follow the directions given.                 envelope.
submit an electronic ballot.
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              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

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You can view the Annual Report and Proxy Statement
on the internet at: http://www.ctp.com